UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2019

Sears Hometown and Outlet Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35641	80-0808358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)

(847) 286-7000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	SHOS	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2019, Sears Hometown and Outlet Stores, Inc. (the “Company”), Franchise Group Newco S, LLC (“Purchaser”), an indirect wholly owned subsidiary of Liberty Tax, Inc. (“Parent”), and, solely for purposes of a performance and payment guarantee on behalf of Purchaser, Parent, entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement provides for the sale (the “Outlet Sale”) by the Company to Purchaser of the Company’s Sears Outlet and Buddy’s Home Furnishing Stores businesses (together, the “Outlet Segment”), including substantially all of the assets and liabilities comprising the Outlet Segment. The Outlet Sale is being effected pursuant to the previously-announced Agreement and Plan of Merger, dated as of June 1, 2019, among the Company, Transform Holdco LLC (“Transform”) (a privately held affiliate of ESL Investments, Inc. (together with its investment affiliates, including Edward S. Lampert, “ESL”)) and a wholly owned subsidiary of Transform (“Merger Sub”) (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, and which affords the Company the opportunity to market and sell the Outlet Segment to a third party. Concurrently with the entry into the Purchase Agreement, the Company, Transform and Merger Sub entered into a letter agreement (the “Letter Agreement”), which provides that the Merger will, subject to the satisfaction of certain conditions, close (the “Merger Closing”) substantially concurrently with the closing of the Outlet Sale (the “Outlet Closing” and together with the Merger Closing, the “Closings”) and also addresses certain other matters relating to the terms of the Merger Agreement.

The Merger Agreement provides that, at the completion of the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Shares”) (other than Company Common Shares (i) owned by ESL or Transform, (ii) held in treasury by the Company or owned by any subsidiary of the Company or (iii) held by stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be cancelled and automatically converted into the right to receive an amount in cash equal to $2.25, without interest, subject to an upward adjustment in the event a sale of the Outlet Segment that complies with the requirements of the Merger Agreement (including that such sale must result in at least $97,500,000 of net proceeds (the “Minimum Sale Proceeds”) to the Company) is successfully completed (the “Merger Consideration”). In such circumstance, the base merger consideration of $2.25 per Company Common Share will be increased by an amount equal to (i) the amount by which the net proceeds of the sale exceed the Minimum Sales Proceeds divided by (ii) the aggregate number of Company Common Shares and unvested Company restricted stock units issued and outstanding as of the Merger Closing (which number is currently expected to be 23,483,750).

The Purchase Agreement provides that Purchaser will pay aggregate consideration (the “Purchase Price”) for the Outlet Segment of $121,000,000 in cash, subject to a customary working capital adjustment, plus an additional amount of up to $11,900,000 (the “Cap”) to reimburse the Company for certain costs it incurs in connection with the Outlet Sale (“Outlet Sale Costs”) and certain employee payments and insurance costs incurred by the Company in connection with the Merger (“Merger Costs”) that, if not reimbursed by Purchaser, would otherwise reduce the calculation under the Merger Agreement of net proceeds received by the Company as a result of the Outlet Sale. In the event that the Outlet Sale is consummated, it is currently estimated to result in net proceeds to the Company of approximately $121,000,000 and a corresponding increase in the per share Merger Consideration payable pursuant to the Merger Agreement of approximately $1.00, to approximately $3.25. The actual adjustment, if any, to the Merger Consideration is subject to the occurrence of the consummation of the Outlet Sale and to the actual amount of net proceeds received by the Company from such sale as calculated in accordance with the Merger Agreement, which may be lower than the current estimate of approximately $121,000,000 as a result of any downward working capital adjustment to the Purchase Price or if the Company’s actual Outlet Sale Costs together with the actual Merger Costs exceed the Cap. The Purchase Agreement provides that any Merger Costs (less certain amounts in respect of guaranteed minimum annual incentive plan bonuses) paid to the Company by Purchaser as part of the Purchase Price will be refunded to Purchaser in the event that the Merger Agreement is validly terminated. The Merger Consideration, including as it may be adjusted in the event that the Outlet Sale is completed, is payable only upon the completion of the Merger. The Company’s Current Report on Form 8-K filed on June 3, 2019 contains further information regarding the Merger Agreement, including the conditions to the Merger Closing contained therein.

The Purchase Agreement contains customary representations, warranties and covenants, including the agreement of the Company to conduct the business of the Outlet Segment in the ordinary course between the execution of the Purchase Agreement and the Outlet Closing. The Purchase Agreement provides that, except in the case of fraud or under certain ancillary agreements entered into in connection with the Outlet Sale, the Company will have no liability after the Outlet Closing with respect to any of its representations or warranties, or covenants to be performed prior to the Outlet Closing. The employees of the Company that are primarily dedicated to the Outlet Segment are expected to transfer with the Outlet Segment in connection with the Outlet Sale, as are Will Powell, Chief Executive Officer of the Company, E.J. Bird, Chief Financial Officer of the Company, and Michael A. Gray, Chief Operating Officer of the Company.

Purchaser has delivered to the Company an executed debt commitment letter that provides Purchaser with debt financing for the Outlet Sale in an amount equal to $105,000,000. In addition, Parent has received a commitment from an affiliate of Vintage Capital Management, LLC, to provide Parent with up to $40,000,000 of equity financing for the Outlet Sale. The receipt of such debt or other financing is not a condition to the obligation of Purchaser to close the Outlet Sale. Parent has guaranteed Purchaser’s performance of its obligations under the Purchase Agreement, including its payment obligations, which guarantee terminates at the Outlet Closing. In addition, Purchaser and Transform have entered into an agreement pursuant to which, among other things, Transform has agreed, subject to the occurrence of the Outlet Closing, to the assignment to Purchaser of certain agreements between Transform and the Company to the extent they relate to the Outlet Segment and to certain modifications to the terms of such agreements.

Entry into the Purchase Agreement and the Outlet Sale have been approved unanimously by the Boards of Directors of both Parent and the Company, and have also been approved by the Special Committee of the Company’s Board of Directors. The consummation of the Outlet Sale is subject to customary closing conditions, including the release of all liens under the Company’s credit agreements in respect of the assets and entities to be transferred to Purchaser in the Transactions. Pursuant to the terms of the Purchase Agreement and the Letter Agreement, the concurrent Closings will not occur prior to October 11, 2019. In addition, Transform has the right under the Letter Agreement to defer the Merger Closing by up to 7 business days upon written notice to the Company (the “Closing Extension Right”), in which case the Company shall exercise its right under the Purchase Agreement to defer the Outlet Closing by the same number of business days. The Closings are expected to occur in October 2019, subject in each case to the satisfaction of the conditions thereto.

In connection with the execution of the Merger Agreement, ESL previously executed and delivered to the Company an irrevocable written consent (the “Original Written Consent”) in respect of approximately 58.3% of the outstanding Company Common Shares that, among other things, approved a sale of the Outlet Segment in accordance with the terms of the Merger Agreement to the extent such sale constitutes a sale of substantially all of the Company’s property and assets and is subject to the stockholder approval requirements of Section 271(a) of the DGCL (a “Section 271 Sale”). In connection with the Company’s entry into the Purchase Agreement, ESL executed and delivered to the Company an irrevocable written consent (the “Outlet Written Consent”) in respect of approximately 55.2% of the outstanding Company Common Shares confirming ESL’s approval of an Outlet Sale consummated in all material respects in accordance with the terms set forth in the Purchase Agreement, to the extent such sale constitutes a 271 Sale.

The Purchase Agreement contains specified termination rights, including the right of each party to terminate the Purchase Agreement if the Outlet Sale has not been consummated by October 23, 2019 (extendable by up to 7 business days in connection with Transform’s exercise of the Closing Extension Right and/or up to 15 additional days in certain other circumstances) (the “Outlet Closing Deadline”). The Company’s right under the Merger Agreement to complete a sale of the Outlet Segment terminates upon the Outlet Closing Deadline, and accordingly, the Company is obligated by the Merger Agreement to exercise its right to terminate the Purchase Agreement if the Outlet Sale has not been consummated by the Outlet Closing Deadline.

Pursuant to the Purchase Agreement, at the Outlet Closing, the Company and Purchaser will enter into a customary transition services agreement pursuant to which the Company and its affiliates will provide to Purchaser and its affiliates, and Purchaser and its affiliates will provide to the Company and its affiliates, certain transition, migration and separation services mutually agreed upon by the Company and Purchaser, or as requested to be received by the Company or Purchaser and that were previously provided by the Company or its affiliates to the Outlet Segment or by the Outlet Segment to the Company or its affiliates (other than to subsidiaries of the Company acquired by Purchaser in connection with the Outlet Sale), as applicable, in the 6 months prior to the Outlet Closing. Such services will generally be provided for a period of 6 months following the Outlet Closing, which term may be extended for 3 months by the service recipient, subject to certain conditions. The service recipient will pay the service provider the agreed upon fees and costs set forth in the Purchase Agreement.

The foregoing summary of the Letter Agreement, the Purchase Agreement, the Outlet Sale, the Original Written Consent, the Outlet Written Consent, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement which is attached hereto as Exhibit 2.3 and incorporated herein by reference, the Purchase Agreement which is attached hereto as Exhibit 2.4 and incorporated herein by reference and the Outlet Written Consent which is attached hereto as Exhibit 2.5 and incorporated herein by reference, as well as the full text of the Original Written Consent and the Merger Agreement which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2019.

The Purchase Agreement and the Letter Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or the Outlet Segment or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in the Purchase Agreement and the Letter Agreement were made only for purposes of the Purchase Agreement and the Letter Agreement, respectively, and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and the Letter Agreement, as applicable, and may be subject to important qualifications and limitations agreed upon by the contracting parties, including, in the case of the Purchase Agreement, being qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement or the Letter Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 5.07.	Submission of Matters to a Vote of Securityholders

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Outlet Written Consent is incorporated herein by reference.

Item 8.01.	Other Events

On August 27, 2019, the Company issued a joint news release with Parent announcing that they had entered into the Purchase Agreement and the Letter Agreement. A copy of the news release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 1, 2019, among Sears Hometown and Outlet Stores, Inc., Transform Holdco LLC and Transform Merger Corporation (Incorporated by reference to the Company’s 8-K filed with the SEC on June 3, 2019)*

Exhibit 2.2	Action by Written Consent of ESL Partners, L.P. and Edward S. Lampert, dated as of June 1, 2019 (Incorporated by reference to the Company’s 8-K filed with the SEC on June 3, 2019)

Exhibit 2.3	Letter Agreement, dated August 27, 2019, among Sears Hometown and Outlet Stores, Inc., Transform Holdco LLC and Transform Merger Corporation*

Exhibit 2.4	Equity and Asset Purchase Agreement, dated as of August 27, 2019, among Sears Hometown and Outlet Stores, Inc., Franchise Group Newco S, LLC, and Liberty Tax, Inc.*

Exhibit 2.5	Action by Written Consent of ESL Partners, L.P. and Edward S. Lampert, dated as of August 27, 2019

Exhibit 99.1	News Release, dated August 27, 2019

*

Certain exhibits and similar attachments to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or other attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

A Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks, uncertainties and assumptions, including, but not limited to, the requirement to satisfy closing conditions as set forth in the Merger Agreement and the Purchase Agreement, the calculation of Net Proceeds under the Merger Agreement and any adjustment to the Merger Consideration as a consequence thereof, the outcome of any legal proceedings that may be instituted against the Company and others related to the transaction, and the ability to retain specified key employees of the Company, that may, individually or in the aggregate, cause actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning the Company’s future financial performance, business strategies, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of the Company and should be read in conjunction with the other cautionary statements, including “Risk Factors,” that is included in the Company’s Annual Report on Form 10-K for its fiscal year ended February 2, 2019 and in the Company’s other filings with the SEC and the Company’s other public announcements. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what it projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by the Company’s forward-looking statements.

The forward-looking statements included in this report are made only as of the date of this report. The Company undertakes no obligation to publicly update or review any forward-looking statement made by it or on its behalf, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed in respect of the proposed Outlet Sale and the proposed Merger involving the Company and Transform. In connection with the Merger, the Company filed with the SEC, on July 26, 2019, a preliminary information statement for its stockholders containing the information with respect to the Merger and the transactions contemplated thereby required in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the Merger, the transactions contemplated thereby and the Original Written Consent. The information in the preliminary information statement is not complete and may be changed. When completed, the definitive information statement will be mailed to the Company’s stockholders.

Investors are urged to carefully read the information statement regarding the Merger, the transactions contemplated thereby (including the proposed Outlet Sale) and any other relevant documents in their entirety when they become available because they will contain important information about the Merger and the transaction contemplated thereby (including the proposed Outlet Sale). You may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website, http://www.sec.gov, or from the Company by directing a request by mail or telephone to Sears Hometown and Outlet Stores, Inc. at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, telephone (847) 286-7000, Attention: General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: August 27, 2019

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